UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 26, 2006

(Date of earliest event reported)

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-6365

Minnesota	41-0919654
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7900 Xerxes Avenue South, Suite 1800,

Minneapolis, Minnesota 55431

(Address of principal executive offices, including zip code)

(952) 835-1874

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 26, 2006, the Board of Directors of Apogee Enterprises, Inc. (the “Company”) appointed Stephen C. Mitchell, Chair of the Company’s Nominating and Corporate Governance Committee and member of the Company’s Compensation Committee, as Lead Director. The Company’s Board of Directors also approved an annual retainer of $12,500 to be paid to the Lead Director, effective May 1, 2006.

Under the Company’s Corporate Governance Guidelines, as amended, the Lead Director will: (1) preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors; (2) serve as a liaison between the Chairman and the non-employee directors; (3) approve meeting agendas for the Board; (4) approve meeting schedules to assure that there is sufficient time for discussion of all agenda items; (5) establish guidelines for management on the quality, quantity and timeliness of information sent to the Board; (6) have the authority to call meetings of the non-employee directors; (7) recommend to the Chairman the retention of outside advisors and consultants who report directly to the Board on board-wide issues; and (8) if requested by major shareholders, ensure that he or she is available for consultation and direct communication.

A summary sheet outlining the compensation paid by the Company to its non-employee directors is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being filed with this Current Report on Form 8-K:

10.1 Summary of Director Compensation for Apogee Enterprises, Inc., effective May 1, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ James S. Porter
James S. Porter Chief Financial Officer

Date: May 2, 2006

EXHIBIT INDEX

Exhibit Number	Description
10.1	Summary of Director Compensation for Apogee Enterprises, Inc., effective May 1, 2006.